                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 11, 1997 accompanying the consolidated financial statements of American List Corporation, included in the Proxy Statement and Prospectus and Registration Statement of Snyder Communications, Inc. on Amendment No. 1 to Form S-4 (the consolidated financial statements of American List Corporation are not presented separately therein). We consent to the use of the aforementioned report in such Proxy Statement and Prospectus and Registration Statement and to the use of our name as it appears under the caption "Experts".


GRANT THORNTON LLP

Melville, New York
August 9, 1999